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                                                                  EXHIBIT 4.06


                           CERTIFICATE OF TRUST

    The undersigned, the trustees of NSP Financing I desiring to form a business trust pursuant to Delaware Business Trust Act, 12 De. C. Section 3810, hereby certify as follows:

    1. The name of the business trust being formed hereby (the "Trust") is NSP Financing I.

    2. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

         Wilmington Trust Company
         Rodney Square North
         1100 North Market Street
         Wilmington, Delaware 19890-0001
         Attention: Corporate Trust Administration

    3.   This Certificate of Trust shall be effective as of the date of filing.

Dated:  December 23, 1996
                                   /s/ Edward J. McIntyre
                                   __________________________
                                   Edward J. McIntyre, as Trustee

                                   /s/ Paul Pender
                                   ___________________________
                                   Paul Pender, as Trustee


                                   WILMINGTON TRUST COMPANY, as
                                   Trustee


                                   By: /s/ W. Chris Spanenberg
                                      ________________________
                                   Name: W. Chris Spanenberg
                                   Title: Senior Financial Services
                                                 Officer